UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 29, 2017

(Date of earliest event reported)

COHBAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55334	26-1299952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

(Address of principal executive offices and zip code)

(650) 446-7888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COHBAR, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2017, the Compensation Committee of the Board of Directors (the “Committee”) of CohBar, Inc. (“we,” “us” or “our”) approved the grant of stock option awards to certain of our executive officers and directors pursuant to our Amended and Restated 2011 Equity Incentive Plan (the “Plan”).

Jon Stern, our Chief Operating Officer and a member of our Board of Directors, received an award of options to purchase 100,000 shares of our common stock, which will become vested and exercisable in installments based on Mr. Stern’s continued employment on periodic vesting dates over a four-year term commencing April 1, 2016. Albion Fitzgerald, Chairman of our Board of Directors, received an award of options to purchase 100,000 shares of our common stock, which award is fully vested as of the date of grant.

Also on January 29, 2017, the Committee awarded to Mr. Stern, Kenneth Cundy, our Chief Scientific Officer, and Jeffrey Biunno, our Chief Financial Officer, options to purchase up to an aggregate of 50,000, 500,000 and 25,000 shares of our common stock, respectively (the “Performance Options”). The Performance Options are subject to the terms of the Plan and become vested and exercisable as to half of the shares subject to the awards upon the achievement of certain company performance goals. The remaining shares subject to the Performance Options become vested and exercisable ratably over a period of 24 months after achievement of the performance goals, subject to the continued employment of the applicable optionholder during such period.

All option awards have an exercise price of $2.40 per share.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHBAR, INC.

(Registrant)

February 2, 2017	By:	/s/ Jeffrey F. Biunno
(Date)		Jeffrey F. Biunno
Chief Financial Officer

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